Exhibit 99

SILICON LABORATORIES ANNOUNCES FOURTH QUARTER RESULTS

AUSTIN, Texas — January 31, 2007 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported fourth quarter revenue of $111 million.

Fourth Quarter Financial Highlights

Gross margin for the fourth quarter was 53.4 percent, which was above the company’s previously stated guidance range of 52 to 53 percent. GAAP operating income was $2.6 million. Non-GAAP operating income was $12.7 million, or 11.4 percent of revenue. GAAP net income for the fourth quarter was $5.2 million, or $0.09 per fully diluted share. Non-GAAP net income, excluding certain charges, was $13.5 million, or $0.24 per fully diluted share. The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

The company’s balance sheet continued to be strong with cash, cash equivalents and short-term investments totaling approximately $386 million at December 30, 2006. During the quarter, the company repurchased shares of its common stock under its repurchase program at a cost of approximately $15 million.

“We achieved year-over-year revenue growth while managing through multiple product transitions in our mobile handset business and experiencing an overall industry slowdown in the second half of the year,” said Necip Sayiner, President and CEO of Silicon Laboratories. “We continue to create a diverse set of growth drivers within our business and execute on our new product introductions in our effort to drive double digit growth in 2007.”

Business Summary

During the fourth quarter, the company experienced strong demand for its Broadcast products, in particular FM tuners and satellite receivers.  The broad-based mixed-signal business experienced a slight decline on a sequential basis due to lower modem shipments.

The mobile handset business performed within the company’s guidance for the fourth quarter.    Silicon Laboratories experienced a decline in the total GSM/GPRS transceiver shipments, which was largely offset by the increase in EDGE transceiver shipments, initial AeroFONE™ revenue and FM tuner growth.

Business Outlook

For the first quarter of 2007, the company anticipates revenue to be in a range of $106 to $111 million.

Webcast and Conference Call

A conference call discussing the fourth quarter results will follow this press release today at 7:30 a.m. Central Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 800-801-6154 or +1-402-280-1615 (international). Replays will be available through February 14, 2007.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that

Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs, AeroFONE and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

Investor Contact:

Kellie Nugent

Director, Investor Relations

Shelton Group for Silicon Laboratories

972-239-5119 x 125

knugent@sheltongroup.com

Media Contact:

Kirstan Ryan

Public Relations Manager

Silicon Laboratories

512.416.8500

kirstan.ryan@silabs.com

(Financial Tables to Follow)

Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$111,012	$109,856	$464,597	$425,689
Cost of revenues	51,778	49,499	208,217	193,904
Gross profit	59,234	60,357	256,380	231,785
Operating expenses:
Research and development	32,419	23,692	121,707	101,222
Selling, general and administrative	24,185	18,898	102,358	72,553
In-process research and development	—	—	3,200	—
Operating expenses	56,604	42,590	227,265	173,775
Operating income	2,630	17,767	29,115	58,010
Other income (expense):
Interest income	3,394	2,743	13,745	8,285
Interest expense	(237)	(191)	(872)	(322)
Other income (expense), net	400	(91)	744	(332)
Income before income taxes	6,187	20,228	42,732	65,641
Provision for income taxes	964	4,965	11,574	18,135

Net income	$5,223	$15,263	$31,158	$47,506
Net income per share:
Basic	$0.10	$0.28	$0.56	$0.89
Diluted	$0.09	$0.27	$0.54	$0.86
Weighted-average common shares outstanding:
Basic	54,715	54,210	55,346	53,399
Diluted	56,109	56,206	57,201	55,485

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended
	December 30, 2006	December 31, 2005
GAAP operating income	$2,630	$17,767
Stock compensation adjustments:
Cost of revenues	311	58
Research and development	5,157	1,081
Selling, general and administrative	4,610	1,520
Non-GAAP operating income	$12,708	$20,426

Non-GAAP operating income%	11.4%	18.6%

	Three Months Ended
	December 30, 2006	December 31, 2005
GAAP net income	$5,223	$15,263
Stock compensation adjustments:
Cost of revenues	311	58
Research and development	5,157	1,081
Selling, general and administrative	4,610	1,520
Provision for income taxes	(1,781)	(890)
Non-GAAP net income	$13,520	$17,032

GAAP diluted shares outstanding	56,109	56,206
Non-GAAP diluted net income per share	$0.24	$0.30

Silicon Laboratories Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	December 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,188	$100,504
Short-term investments	318,104	263,206
Accounts receivable, net of allowance for doubtful accounts of$548 at December 30, 2006 and $1,088 at December 31, 2005	49,701	56,883
Inventories	40,282	23,132
Deferred income taxes	13,330	11,505
Prepaid expenses and other	14,102	9,670
Total current assets	503,707	464,900
Property, equipment and software, net	43,321	32,584
Goodwill	78,224	62,877
Other intangible assets, net	21,970	14,838
Other assets, net	39,773	25,863
Total assets	$686,995	$601,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,396	$43,846
Accrued expenses	27,929	16,129
Deferred income on shipments to distributors	22,234	17,273
Income taxes payable	15,063	18,348
Total current liabilities	101,622	95,596
Long-term obligations and other liabilities	16,691	7,418
Total liabilities	118,313	103,014
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; noshares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized;54,802 and 54,530 shares issued and outstanding atDecember 30, 2006 and December 31, 2005, respectively	5	5
Additional paid-in capital	373,655	335,284
Deferred stock compensation	—	(1,105)
Retained earnings	195,022	163,864
Total stockholders’ equity	568,682	498,048
Total liabilities and stockholders’ equity	$686,995	$601,062

Certain prior period amounts have been reclassified to conform to the current period presentation.

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